Exhibit 5.2

Consent of Stikeman Elliott LLP

We hereby consent to the use of our name in the registration statement on Form F-10 filed by Ballard Power Systems Inc. on June 2, 2016, as such may thereafter be amended or supplemented, and in the prospectus contained therein.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

DATED: June 2, 2016

STIKEMAN ELLIOTT LLP

	Per:	/s/ Stikeman Elliott LLP
Authorized Signatory